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                                                                     EXHIBIT 5.1
September 27, 1999


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:      Silicon Valley Research, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

     As legal counsel to Silicon Valley Research, Inc., a California corporation (the "Company"), we are rendering this opinion in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act") of 5,527,909 shares (the "Outstanding Shares") of Common Stock, without par value, of the Company (the "Common Stock") held by certain selling security holders and 11,629,250 shares (the "Warrant Shares") of Common Stock issuable by the Company upon the exercise of warrants (the "Warrants") issued to the selling security holders as set forth in the Registration Statement to which this opinion is being filed as Exhibit 5.1.

     We have examined such instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

  Based on such examination, we are of the opinion that the Outstanding Shares are duly authorized, validly issued, fully paid and nonassessable and the Warrant Shares are duly authorized and, if and when issued upon exercise of the Warrants in accordance with the respective warrant agreements, will be validly issued, fully paid and nonassessable.

  We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of Section 7 of the Act.

  This opinion is to be used only in connection with the sale of the Shares while the Registration Statement is in effect, and may not be used for other purposes.

                                       Respectfully submitted,

                                       /s/ Rosenblum, Parish & Isaacs, P. C.